Exhibit 10.41

BLACKBAUD, INC.

2009 EQUITY COMPENSATION PLAN

FOR EMPLOYEES FROM ACQUIRED COMPANIES

1. Purpose. The Blackbaud, Inc. 2009 Equity Compensation Plan for Employees from Acquired Companies (the “Plan”) is intended to provide for the award of shares of common stock of Blackbaud, Inc. (“Stock Awards”) to Blackbaud, Inc. (the “Company”) employees pursuant to their employment contracts or other agreements or arrangements entered into in connection with the Company’s acquisition of etapestry.com, Inc. (“etapestry”), Kintera, Inc. (“Kintera”) and any other company acquired by the Company in the future (the “Contracts”). To the extent of any conflict between the terms of this Plan and the Contracts, the terms of the Contracts shall control.

2. Administration of the Plan.

(a) The Plan shall be administered by (i) the Board of Directors of the Company (the “Board”), or (ii) the Compensation Committee of the Board (the “Committee”). Once appointed to administer the Plan, the Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board, however, in its discretion, may from time to time directly administer the Plan, all to the extent permitted by applicable laws and regulations or take action with regards to the Plan as it deems necessary or expedient. All references in this Plan to the Committee shall mean the Board if no Committee has been appointed or if the Board exercises its right to administer the Plan.

(b) The Committee, if so appointed, shall have the authority, in its discretion to (i) construe and interpret the Plan and Stock Awards made hereunder and prescribe and rescind rules and regulations relating to the Plan; and (ii) make all other determinations necessary or advisable for the administration of the Plan.

(c) To the extent that Stock Awards are to be qualified as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”), the Plan shall be administered by a committee consisting of two or more “outside directors” as determined under Section 162(m) of the Code.

3. Stock. The stock subject to Stock Awards shall be authorized but unissued shares of common stock of the Company, par value of $0.001 per share, or such shares of the Company’s capital stock into which such class of shares may be converted pursuant to any reorganization, recapitalization, merger, consolidation or the like (the “Common Stock”), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares that may be issued pursuant to the Plan is 150,000 shares of Common Stock, subject to adjustment as provided herein.

4. Adjustments. Upon the occurrence of any of the following events, the rights of a recipient of a Stock Award granted hereunder shall be adjusted as hereinafter provided, unless otherwise provided in the Contract.

(a) In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, disaffiliation of a present or future subsidiary of the Company or parent of the Company (if any) or similar event of or by the Company, the Board or Committee may in its discretion make such substitution or adjustments as it deems appropriate and equitable under the Plan including, but not limited to, adjustments to the aggregate number and kind of shares reserved for issuance and delivery under the Plan.

(b) Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to the Stock Awards. No adjustments shall be made for dividends paid in cash or in property other than Common Stock of the Company.

(c) No fractional shares shall be issued under the Plan and any person who would otherwise be entitled to receive a fraction of a share shall receive from the Company cash in lieu of such fractional shares in an amount equal to the fair market value of such fractional shares, as determined in the sole discretion of the Board or Committee.

5. Term and Amendment of Plan. This Plan was adopted by the Board on July 2, 2009 (the “Effective Date”). The Plan shall expire 10 years after the Effective Date. The Board may terminate or amend the Plan in any respect at any time. Except as provided in Section 4(a), in no event may any action of the Board with respect to the Plan adversely alter or impair the rights of a Stock Award recipient, without his or her consent, under any Stock Award previously made.

6. Governmental Regulation. The Company’s obligation to deliver shares of the Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

7. Withholding of Additional Income Taxes.

(a) Upon the grant of a Stock Award for less than the fair market value of the Common Stock, the Company, in accordance with Section 3402(a) of the Code and any applicable state statute or regulation, may require the recipient to pay to the Company additional withholding taxes in respect of the amount that is considered compensation includable in such person’s gross income. With respect to the grant of a Stock Award for less than the fair market value of the Common Stock, the Committee in its discretion may condition such event on the payment by the recipient of any such additional withholding taxes.

(b) At the sole and absolute discretion of the Committee, the recipient of a Stock Award may pay all or any part of the total estimated federal and state income tax liability arising out of the receipt of such Stock Award (a “Tax Event”) by tendering already-owned shares of Common Stock or by directing the Company to withhold shares of Common Stock otherwise to be transferred to the recipient of such Stock Award as a result of the receipt thereof in an amount equal to the estimated federal and state income tax liability arising out of such event, provided that no more shares may be withheld than are necessary to satisfy the recipient’s actual minimum withholding obligation with respect to the Stock Award. In such event, the recipient must, however, notify the Committee of his or her desire to pay all or any part of the total estimated federal and state income tax liability arising out of a Tax Event by tendering already-owned shares of Common Stock or having shares of Common Stock withheld prior to the date that the amount of federal or state income tax to be withheld is to be determined. For purposes of this Section 7(b), shares of Common Stock shall be valued at their fair market value on the date that the amount of the tax withholding is to be determined.

8. Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

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